Form C

Cover Page

Name of issuer:

Hawaiian Ola Brewing Corporation

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: HI

Date of organization: 12/22/2015

Physical address of issuer:

89-1368 MAMALAHOA HWY
Captain Cook HI 96704

Website of issuer:

http://www.hawaiianola.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☐ Yes
☑ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☐ Other

If other, describe how oversubscriptions will be allocated:

Maximum offering amount (if different from target offering amount):

Deadline to reach the target offering amount:

12/19/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hawaiian Ola Brewing Corporation

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Brett Jacobson	President	Hawaiian Ola Brewing Corporation	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Naeha Breeland	Secretary	2015
Chris Whidden	Vice President	2015
Brett Jacobson	President	2015
Brett Jacobson	Director	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Dragononi Inc.	1,000,000 common shares	20.7469
Brett Jacobson	1,500,000 common shares	31.1203

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The alcoholic beverage sector, in which Hawaii Cider Co operates, is a highly competitive market, where competition risks are significant. To succeed, Hawaii Cider Co. must be able to respond quickly to changes in consumer preferences. For example, Hawaii Cider Company may have to adjust to an increased consumer emphasis on lower sugar content. Hawaii Cider Co. will work to anticipating market shifts and respond accordingly to actions by competitors.
>
> Hawaii Cider Co. has made certain assumptions about alcoholic and non-alcoholic markets in order to create financial projections for the business. There is risk associated with the accuracy of these projections being compromised due to sharp changes in key assumptions such as cider market growth, the energy drink market in Hawaii, and other related variables. In order to mitigate this risk, Hawaii Cider Co. has taken great care to ensure the reliability and source quality of key assumptions used in the business plan.
>
> The primary risks an investor in Hawaii Cider Co. should consider are risks from competition, risks associated with market assumptions, risks associated with financing and interest rates, risks of acquisitions and joint ventures, and risks associated with costs of raw materials, packaging and shipping.
>
> Hawaii Cider Co., like many comparable alcoholic beverage companies, may make substantial capital expenditures in such areas as research and development, and production facilities. Therefore, management of working capital, strategic planning of capital expenditures and the company's debt position are all of major importance. Various risks are associated with interest rates and financing—these risks must to be managed well to ensure profitability. Hawaii Cider Co. understands that the company must invest in growth while working to avoid taking on excessive debt levels, especially at high interest rate levels.
>
> A source of revenues for Hawaii Cider Co may be found in emerging-market economies. Emerging markets represent substantial opportunities but also have accompanying risks. Penetrating emerging markets is often accomplished through acquisitions or joint venture partnerships. For Hawaii Cider Co. to effectively profit from gaining access to new markets, we must identify the best acquisition or partnership opportunities, be able to obtain adequate funding for market expansion, and negotiate favorable deals. An additional risk arising from doing business in foreign countries is currency exchange-rate risk.
>
> Hawaii Cider Co., being based on a remote island, will require a wide range of imported raw materials to produce and package our products. Raw commodities are subject to significant price increases resulting from a number of possible factors. While the common and increasing concern of water risk (fresh water supplies being pinched by increasing demand) is not an issue for our company, certain materials such as bottles, aluminum for cans, and flavor compounds not made on island may, at times, be difficult to source. Related—Oil and gas prices can significantly impact the costs associated with packaging and shipping, especially being an island-based company.
>
> An additional risk associated with product packaging is Hawaii Cider Co.'s reliance on the Hawaii division of Ball's can manufacturing location to produce many of its cans for lower priced products in the pipeline. This plant represents the only on-island location capable of producing cans locally. There is risk for the company in the plant closing because it would require the use of an alternative source, likely from the mainland, which will come with additional costs associated with logistics.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	Purchase 2 - 30 Barrel Fermenters and 4 - 30 Barrel Brite tanks

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated as either:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or
- (ii) if the valuation for the company is more than **$7 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$7 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$7 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	10000000	4820000	Yes	No
Debt Securities			Choose	No
Other				
				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

no

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$7 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$7 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2016	Regulation D, Rule 504	Convertible Note	$400,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview
Hawaii Cider Co. is an alcoholic beverage manufacturing business whose intention is to make craft ciders, sparkling wines, and beer from a new processing facility in Kailua Kona, Hawaii County. Our aim is to make beverages, which utilize as many local island-grown ingredients as possible.

Using local ingredients aligns with our company's values and approach to AG-informed manufacturing. Sourcing locally is also is a key requirement for obtaining the Hawaii Seal of Quality, which distinguishes products as authentic Hawaiian made goods. Goods displaying the seal are more valuable in local, mainland USA, and international markets.

Revenue for the business will come from multiple sources: directly sales to retailers, wholesale distributors, and selling merchandise at our tasting room. We anticipate 20% of sales coming from direct retail distribution, 40% through wholesale distributors and 40% of from our tasting room.

Revenue Cycle
Our ciders will consist of a blend of juices, most being locally sourced and some imported from Washington and Oregon. When sourced from out of state, they will arrive in 55-gallon drums to be blended in batching tanks. Locally sourced juices will be purchased in 55-gallon drums from a local farm collective managed by The Hawaiian Ola Project.

Once juice blends have been made, they will be sent to our fermentation tanks where yeast will be added, beginning the process of turning the juice into hard cider. Once the cider has fermented and aged it will be bottled, canned, and kegged. Final products will be sold to distributors, to local bars, retailers, and at our tasting room.

The market for locally made craft cider is growing rapidly and Hawaii Cider Co. will be the first locally made cider in the State of Hawaii. The Cider industry in the USA is growing at a rate of over 20% but craft cider is growing at a rate of over 80% annual.

Formation and Development
Hawaii Cider Co was incorporated in December 2015. The company has, to date, secured several vital resources, which support our present day position. On May 1st 2016 the company signed on 10 employees with 3-year contracts, all with specific expertise and all with experience in the beverage industry. Once we signed on the new employees we raised $400,000 in the form of a convertible note. We have secured a lease on an over 10,000 square foot warehouse and have ordered a Brew House and other essential equipment.
Timeline to Launch
Once we have launched our facility (Winter 2016) we anticipate sales over $400k in the first year. We anticipate our first ciders and beers coming off the line in December 2016. The reason for this time between facilities opening and launch is due to the alcohol licensing process taking 6-7 months from submission until approval. We will be submitting for a license in the third week of June 2016.

Market and Projections
The first phase of the processing facility will be large enough to allow to business to grow into its 2-year projection of sales. After 24 months of operations this will equate to monthly revenue of $160,000. At this point we intend to expand with the addition of more fermentation tanks. Year 2 over year one growth we expect to see over 200% growth—Years 3-5 we anticipate 50% year-over-year growth.

All of our projections are based on growth within the state of Hawaii. We plan on gaining theses sales and stabilizing our business prior to expanding out of the State.

Assets & Liquidity
Current Cash balance $355,000
Deposits on Equipment $41,000

We plan to use our existing cash for purchasing equipment and paying our discounted lease rate of $3000 monthly for the next 6 months as we build out our facility. There will be no employees paid until we acquire a liquor licenses to start manufacturing alcohol.

We anticipate using all of the available cash by the end of August 2016. This capital will be spent on purchasing equipment, design/engineering, and construction cost associated with retrofitting our warehouse.

Use of Proceeds

Upon raising our minimum funding goal of $100,000, the proceeds will be used to purchase two 30barrel fermentation tanks and four 30 barrel brite tanks for aging cider.

Cash Flow
Hawaii Cider Co.'s first deposit of cash into the company account was for $1,000 on May 1st, 2016. We raised $400,000 through a convertible note on May 11th 2016. We have been spending the total deposit of $401,000 on equipment and expect this balance to be used completely over the proceeding months.

In addition to spending the balance on equipment, we also plan to spend currently held capital on marketing materials to help drive current Hawaiian Ola customers to the WeFunder platform. We have set aside $30,000 that will be spent directly on marketing materials for this campaign.

Monthly Expenses
For the months leading up to launch, cash spent on operating activities will hover around $5,000 per month. $3,000 for our lease, $1000 for insurance and $1,000 for basic inner-island travel activities. The remaining cash expenses will be spent on tangible assets, such as equipment or on construction related activities.

Net Cash
Net cash provided by operating activities for the year ending December 31st, 2015 was $0.

Capital Resources
We have financed our operations to date with a convertible note of $400,000. This note matures in 3 years on May 11th, 2019 and has a 40% discount at conversion as well as earns 15% accrued interest per year.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Brett Jacobson, certify that:

(1) the financial statements of Hawaiian Ola Brewing Corporation included in this Form are true and complete in all material respects; and

(2) the tax return information of Hawaiian Ola Brewing Corporation included in this Form reflects accurately the information reported on the tax return for Hawaiian Ola Brewing Corporation filed for the fiscal year ended 2015.

Brett Jacobson
President

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.hawaiianola.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- SAFE (Simple Agreement For Future Equity)

Appendix C: Financial Statements & Tax Returns

- Financials 1

Appendix D: Director & Officer Work History

- Brett Jacobson
- Chris Whidden
- Naeha Breeland

888-546-0325

SF / Boston

by Wefunder Portal LLC

INVEST IN HAWAII CIDER COMPANY

Hawaii's first locally grown, locally produced cider company.



0
investors

$0
raised of $100K goal

Future Equity (SAFE)

$7m valuation cap; 10% discount

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE ASK QUESTION

> *"More than half of the tropical fruit grown in Hawai'i falls to the ground and never makes it to market. Meanwhile, the US demand for cider has tripled in the last 4 years and 100% of the cider consumed in Hawai'i is imported. Our conclusion: its time Hawai'i had its own cidery to turn the state's abundance of fruit into more dollars in the pockets of local farmers—and who better to do it than the motivated team of experienced beverage entrepreneurs, who started Hawaiian Ola.*

Brett Jacobson
CEO, HAWAII CIDER COMPANY

KEY FACTS

- First to market. The state's first craft hard cider company
- Raised $400K for new equipment
- Secured a 10K Sq Ft shop in downtown kailua Kona
- Seasoned beverage industry professionals
- Founding team signed 3-year work commitments
- Multi-gold-medal winning Brew Master
- Partnered with local chef Allen Hess to develop flavors
- Local food & bev brands eager to co-pack at the new facility

OUR AMBITION

Hawai'i Cider Co. is opening the state's first locally sourced and locally produced craft cidery. Our team has a 5-year proven track record of growing our original beverage brand (Hawaiian Ola) 100% year-over-year in the highly competitive energy drink space. Now, we see opportunity in opening a new company in the wine and beer category, which is 10x larger than the energy market. The facility would create new local jobs, cash for local farmers, and reduce Hawai'i's reliance on shipped in goods.

hawaiiciderco.com

INVESTOR PERKS

$5,000+ Cases of Cider and Beer (special edition)

$10,000+ Cases of Cider and Beer (special edition)

$50,000+ Invitation to launch party in Kona

WHY I LIKE HAWAII CIDER COMPANY

I'm really excited and impressed by Hawaiian Ola's Cidery project. The Big Island and Hawaii are ripe for some fresh beverage ideas and companies. Based on their success I am very confident that they'll knock it out of the park!



Mattson Davis
FOUNDING CEO KONA BREWING CO.

THE BUZZ ABOUT HAWAII CIDER COMPANY

[Their] whole idea is to cultivate local farmers that promote Hawaiian agriculture, sustainability and organic farming, to create a better lifestyle and future for the islands. Which means every time you support [them], you're supporting a healthier practice of farming and agriculture, and a more sustainable Hawai'i.

Free Surf Magazine

Living Pono With Hawaiian Ola
June 14, 2016
The Hawaiian word pono can translate to many words - good, righteous, fair, beneficial, in perfect order... but regardless of the semantics, the meanings are all synonymous for a lifestyle that Freesurf loves and promotes. Eating well, enjoying the

Hawaii company introduces new iced tea line brewed with mamaki
June 2, 2016
Shaka Tea has introduced the first line of bottle iced teas brewed with Hawaii-grown mamaki. The company's teas are distributed by Hawaiian Ola and available in 40 locations across the state.

Hawaiian Paddle Sports founder on the decision to become a B-Corp
April 7, 2016
While "Benefit Corporation" is an actual IRS business structure and requires a separate process, a B-Corp is certified by B Labs, a nonprofit. Other B-Corp companies in the U.S. include Ben and Jerry's, Etsy, Patagonia, and the Honest Co. In

Local businesses benefit from Honolulu Marathon madness
December 11, 2015
A small 2.5 ounce bottle of local noni juice is making a big splash across the globe. Hawaiian Ola owner Naeha Breeland says her company's success is all thanks to exposure from the Honolulu Marathon expo. "It has definitely gotten the word out.

Brazilian Show Room Presents The Surf n Sea Pipeline Womens Pro | SURFER Magazine
March 13, 2015
industry news All Fired Up Brazilian Show Room presents The Surf n Sea Pipeline Womens Pro March 16-24th, 2015, Pipeline, Oahu, Hawaii Defending Champion 2014: Bethany Hamilton Runner Up: Moana Jones Pipeline can be a crazy wave, get ready

Hawaiian Ola Announces B Corp Certification
October 14, 2013
A mission-focused Hawaiian business is stepping away from the conventional and joining other ethical companies in certifying business practices that lead to social change. SAN RAFAEL, Calif., Oct. 14 /CSRwire/ - In the new consumer economy,

Even More Press Releases From This Past Weekend's Motorcycle Road Races (Updated)
March 19, 2013
Meen Motorsports would like to thank the following team sponsors for 2013, Yamaha, Graves Motorsports, South Valley Orthopedics and Sports Medicine, San Jose Ear And Sinus, Hawaiian Ola, San Jose Yamaha, Yamaha Generators, Yamalube, Radiomedics, G

MEEN Motorsports Team Launch 2013
February 25, 2013
Event host, Fit For Speed, treated attendees to light bites, alongside a wine bar by V-Twin Wines, while providing them with the rare chance, to meet and greet the team, in a one-on-one setting. Guest also received an exclusive preview at the Next Moto

Meen Motorsports debuts 2013 Yamaha R6 and announces Hawaiian Ola as new team sponsor

February 25, 2013

Surrounded by a number of motorcycle industry peers and local racing fans, Meen Motorsports unveiled their 2013 Yamaha R6, for the up coming AMA Pro Racing season. Campbell, CA.

CRAFT HARD CIDER, BORN ON A TROPICAL ISLAND

Hawaii Cider embodies Hawaii through and through, made to support Hawaii's environment and economy. Our cider is made with tropical fruits, by and for Hawaii's local residents and enjoyed by cider fans everywhere.




HAWAII CIDERco

OUR FIRST BUSINESS: HAWAIIAN OLA

We started Hawaiian Ola back in 2010 and have launched 16 different natural energy drinks made with local ingredients. Since then, we've grown Hawaiian Ola into a staple on the grocery store shelves, with 100% year-over-year growth for five years.


noni


ola
noni


noni

100%
Growth Year / Year for Five Years

16
Unique Products

80%
Stores in Hawaii Carry Hawaiian Ola

WITH 422 RETAIL PARTNERS

Hawaiian Ola sits on the shelves of Whole Foods, Safeway, and 7-Eleven in Hawaii and many other retailers throughout the state and mainland US - these are the 422 partners we can use to get Hawaii Cider on the shelves.

WE'VE DOMINATED THE MARKET. HERE'S WHAT'S NEXT.

The craft beer industry is 10x the size of the energy drink market. So, we're building a hard cider company of our own: Hawaii's first locally produced cider, made from organic, tropical fruits grown by Hawai'i farmers.



HARD CIDER IS HUGE AND GROWING

Four years ago, only 5 million Americans were drinking hard cider. Today, that number's above 18 million, with over $1 billion in retail sales in 2015.


21M
18M
15M
12M
9M
6M
3M
0
18M+ Cider Drinkers in 2015
5M Cider Drinkers in 2012
2012
2013
2014
2015
Number of US Cider Drinkers

COMPARING APPLES TO DRAGONFRUIT

Most of today's ciders are, well... tame. We aim to make flavorful ciders like nothing you've tasted before, using island-grown fruit like pineapple and dragonfruit.







PLUS, AN AWARD-WINNING BREWER

Our brews are as innovative as the ingredients that go into them. Behind it all is the work of brewmaster Sebastian Bach, a brewer with over a decade of experience in the industry, who's won a total of 36 awards for his work.

World Beer Cup

International Beer Competition

Great American Beer Festival

AND A FACILITY OF OUR OWN

There's currently no processing location able to meet our large-scale, organic production needs in Hawaii. So, we're building our own. And once it's up and running, we're opening it up and renting it out to other local, like-minded companies.









WE'RE NOT ANGRY ORCHARD. WE'RE HAWAII CIDER.

June 14th, 2016

Aloha Friends,

The Hawaiian proverb, I na malama ‘oe i ka ‘aina, na ka ‘aina malama ia ‘oe, says, “If you take care of the land, the land will take care of you.” Today, we see the wisdom of these words more truly than perhaps any other time in history. The planet is in a state of tremendous change and in Hawaii, like so many other places, a time of renewal is on the horizon. The renaissance underway is replacing farms that once harmed the environment, with crops that restore the land; and substituting imported goods with locally made alternatives. What’s driving the change isn’t big corporations or influential politicians; rather, it’s everyday people voting with their dollars at grocery stores, shops, and restaurants for products and companies that share their values.

In the last 5 years, our work at Hawaiian Ola showed us that there’s a market for companies doing business with authenticity and reverence for the planet. At Hawaii Cider Co., our dream is to bring the mission and vision that inspired our success at Ola to an even larger stage, where our ideas can have a much greater impact.

The scope of the cider project is ambitious. Our aim is to make ciders that are 100% produced in Hawaii. This requires a production facility unlike anything that currently exists in the state. Building the facility will reduce the C02 impact from shipped-in alternatives, reduce reliance on mainland co-packing facilities, create a way to turn island-grown fruit into local products, create new local jobs, and provide production opportunities to other companies wanting to produce their products on island, as well.

Since launching in 2012, Hawaiian Ola’s community of drinkers has supported us by voting for our products at shops and supermarkets, everywhere. Today, we’re pleased to share the excitement of our next adventure by providing our drinkers with an opportunity to own a stake in our new cider company. By investing in Hawaii Cider Co. you’ll not only share in the rewards of its success, you’ll be creating facilities that empower Hawaii’s local network of farmers, entrepreneurs, and producers. Together we can open Hawaii’s first organic co-packing facility—join us and let’s make history!

With gratitude,

The Hawaii Cider Co. Founders

SHOW LESS

MEET THE FOUNDERS



Brett Jacobson

CEO

His mission: to create a fair place for island farmers to sell their goods and thrive. Previous owner of Envy BioFuels. LEED Certified Builder. Founder of the Hawaiian Ola Beverage Company.



Naehalani Breeland

Marketing Director

Raised on the island of Moloka'i, Naehalani works to foster positive growth in the community. As Co-founder and CEO at Hawaiian Ola, she knows what it takes to run a successful beverage brand.



Chris Whidden

Brand Manager

Over a decade of experience with startups as a founder and CTO. Launched and developed a medical infrared lab analysis platform and an early breast cancer detector. Now the oracle of Hawaiian Ola.

AND THE REST OF THE TEAM



Derek Pittman

Director of Sales

A strong background in sales and a passion for organic sustainable living. Joined Hawaiian Ola to sell products he believes in.



Kris Jacobson

Production Manager

Previously worked as an account executive and started his own consulting firm. Loves working in a competitive but enjoyable atmosphere.



Serena Bader

Sales and marketing

A serious Seahawks fan, Serena is our traveling sales, marketing, and distribution rep; currently, based on Oahu.



Kea Keolanui

Community Engagement

Born and raised on the Big Island, Kea finds great fulfillment in working for a company with conscientious values and goals to change the world.



Zachary Taffany

HR Coordinator

Believes that an organization's people are its most valuable asset, so he invests in programs that develop the team's character, task, and relationship skills.



Yvette Miller

Accounting

Experienced accountant and advisor with a passion for country living.



Sebastian Bach

Brew Master

European trained, Sebastian is a multi-gold-metal winning Brew Master with over a decade of experience in creating innovative brews from quality ingredients.



Jeffrey Dela Cruz

Graphic Designer

Takes joy in working with creative people aligned with his own values.

RAISED $400,000 FROM 1+ INVESTORS

$400,000

May 2016

CONVERTIBLE_NOTE



Will Mentesh

B.S. in Business Administration. MBA in Electric Marketing. Founded, built and sold New Age Wine and Spirits.

DETAILS

– COLLAPSE ALL

What makes Hawaiʻi Cider Co. so special?

We're brewing the first organic cider in Hawaiʻi, and building the first organic certified processing facility on Hawaiʻi Island. We've built Hawaiian Ola into an over $7M business in 5 years and we're using that experience to launch the first organic cidery in all of Hawaiʻi using locally sourced Hawaiian ingredients. Our new facility will be able to brew never-before-tasted flavors from endemic Hawaiian fruits and grains. This will be a truly unique, new Hawaiʻi-based alcohol brand.

How did you guys get started?

CEO/Founder, Brett Jacobson: I moved to Hawaiʻi about six years ago and started a farm down in South Kona. Around this time, I was reaching out to people in the community to see what farmers were growing and where they were selling their goods. I came to realize that the market for commercially grown agricultural commodities was pretty limited. You had essentially two options for entry into the business: you either grew enough to support your own farmers' market stand or you were growing for industry giants. Neither choice seemed very appealing to me, because going with the former pitted you against your neighbor while the latter took away some of your independence and freedom. In the end, we decided that we needed to break out of the mold and try something different. That's how we began our first company producing a non-alcoholic line of beverages made from locally sourced Hawaiian ingredients. The whole model behind the company is taking crops that were easy to grow responsibly and turning them into economically valuable products for consumers. We're taking the experience from running a successful line of juice and energy drink beverages and applying it to our new ciders, which will likewise be organic, verified GMO free, and grown in Hawaiʻi.

What's the market for beer and hard cider in Hawaiʻi?

Coming from our background—building a successful business in the energy drink industry we see a lot of potential for us in alcohol. The market for beer in Hawaiʻi is $300 million a year, which is about ten times the size of the energy drink market. There are now 18 million cider drinkers in the U.S., compared to fewer than 5 million just 4 years ago—last year they generated over $1 billion in retail sales. Meanwhile, Hawaiʻi is ranked #28 for the amount of breweries per capita. There's a huge market for the beer, and the industry is exploding right now. Even more interesting, while the microbrewers and craft beers are growing about 20-30% per year in the U.S., cider is growing over at 70%. And there are zero cider companies in Hawaiʻi—which seems crazy because we grow all these amazing tropical fruits. Interest in cider is high because there's so much variety to choose from; there's a multitude of flavors cider can be made into besides apple, like pineapple or goji berry—the growing gluten free market doesn't hurt us either. We're going to be able to capture not just the local market with these exotic, original flavors, but also the national market. We're going to produce craft cider better than anyone else in the U.S. because we have access to more tropical fruit than mainland competitors.

How will you capture interest for your ciders?

We have the advantage of a natural kind of marketing: the tourism industry. When people come to Hawaiʻi and hear about our locally produced, fresh, and organic cider, they're going to want to try it. After exposure to our great beverages, they'll hopefully continue drinking them back home and tell others about their favorite new beverage.

In terms of competing with already existing Hawaiian beer companies, we plan to price competitively so that consumers get a better value. Companies like Maui Brew have a big market share here but they're selling for ten dollars per six pack while imported beer from Nevada, for example, is eight bucks a pack. Pricing is an important component that we're taking into consideration.

What's different about your ciders?

Our ciders will use locally grown, organic ingredients that naturally grow in this climate and terrain. Other companies may slap a Hawaiʻi brand on their products, but whether or not they actually use primarily native ingredients is doubtful. There's nothing uniquely Hawaiian about many of these drinks at all, but what we're creating is authentic and true to our brand and mission.

Our ciders will use locally grown, organic ingredients that naturally grow in this climate and terrain. Estate ciders and brews are rare in the continental US, and unheard of in Hawaii. When we say we are a Hawaiʻi brand, we mean it; our ingredients are grown and sourced in Hawaiʻi, we manufacture and bottle here on island, and our local consumers get first dibs. What we're creating is an authentic product that is true to our brand and mission.

Tell us about the unique flavors you'll be able to make that no one has been able to brew before.

We have the ability to produce seasonal beverages on a scale of our choosing since we won't have to live up to high minimum requirements from mainland packaging facilities. We can harvest fruits that only grow during a certain time of the year and offer ciders and beers in those flavors for limited times. For example, there's a certain fruit that grows really well in Hawaiʻi called the Mountain Apple that no one knows what to do with. It can't be exported because it needs to be processed right away before it goes bad. That's certainly something you could expect to see coming off our cider line.

How will the success with your existing products translate into the cider market?

By taking advantage of co-branding opportunities, that utilize our existing brand recognition, it will be easy to convey that the new products we are offering are also made with the same standards, and the same commitment to great, locally-sourced ingredients. People like our brand. They like our flavors. The market cap for energy drinks is about thirty million dollars a year in Hawaiʻi and the beer market is three hundred million a year, and right now we've captured about five percent of the energy drink market. If we did exactly what we did in the energy drink market with cider, we should be able to capture a similar percentage of the market by using the same brand and the same team. Five percent of the three hundred million dollar cider market is fifteen million a year, and that's just Hawaiʻi and just cider alone. We think that the cider company will likewise have the same kind of opportunity.

Why are you building the alcohol and cider brands under a new entity?

We have a special community of investors who have supported our launch and growth at Hawaiian Ola. They're really behind the mission--most of them are vegan, eat organic, and don't drink alcohol. While they are happy with everything we're doing at Hawaiian Ola, the new endeavor will be a good opportunity to open up investment opportunity to a new group under a new brand. We're also thinking about the long term interests of our first angels and don't want to dilute their shares in order to launch the cider company.

How do you help local farmers?

We care about our farmers and actively strive to help them build a sustainable career. The average farmer in Hawaiʻi makes about $15,000/year, which is barely enough to support their livelihood. The only true solution to a sustainable world and healthy food production systems starts with our farmers. We need to make organic farming a financially feasible career so that organic farming isn't just a backyard gardening hobby. We envision a world where farmers can make fifty to a hundred-thousand dollars a year. We see other big businesses (food and beverage brands) boast that they're providing income for something like 10,000 farmers a year, when you do the math, though, and calculate how much they're paying these people, it doesn't amount to much. We want to move away from subsistence farming and turn it into something beneficial for both growers and consumers. We not only want to create an environmental impact but also a social impact —which for us means creating jobs.

What is Hawaiian agriculture mostly composed of?

Over forty percent of the agriculture in Hawaiʻi is focused on producing inedible products. It's usually feed, seed, or ethanol corn that's exported to the mainland. It's usually feed, seed, or ethanol corn that's exported to the mainland. Another top product is pineapple, which is controlled by a super-corporation I won't name. Right now they are trying to sell off tremendous amounts of land that's been completely destroyed in the last fifty years from unsustainable farming practices. Getting back to the point, however, pretty much everything Hawaiʻi grows on a large scale is exported, but we do get a lot of our produce locally, like sixty percent of our fruits and vegetables are fresh grown in Hawaiʻi.

How do you choose your products?

We choose what products to make based on what raw materials we have. Even deeper than that, we decide which raw materials to use based on how sustainable and beneficial for the land and community growing them would be. We have a matrix that compares the environmental impact, availability (e.g. is it already being grown, where is it being grown, is it domestic or imported), and effort (does it need extra fertilizer, water, or other inputs). The other variable concerns volume, or how much we can grow of a certain ingredient. Corn is a great example. We can grow a lot of corn here, but it doesn't necessarily make the most sense agriculturally because it's not a native adapted plant. Hawaiian Ola has always been focused on developing products from things that really ought to be grown here.

What do your customers love about you?

Our company and products underpin our mission to support Hawaiʻi's environment and economy by empowering local farmers producing organic, responsibly grown crops. Our aim is to allow consumers to vote with their dollars by purchasing products that align with their values. Leveraging their purchasing power gives consumers a say in the type of environment they'd like to see and future changes they want to see implemented. Some folks want to support local businesses and the local agricultural industry, while others are mostly focused on the environment, so they want to promote organic agriculture and GMO free products.

But the mission is just one aspect that appeals to a specific segment of our drinkers. Another portion of our fans simply love our products because of their unique flavors and function—it's an economical thing and a utilitarian thing. They like the way it makes them feel. They like the availability and the price, and it happens to be a suitable drink for them. Hawaiian Ola's current product appeals to a really large demographic, and our upcoming cider will appeal to an even larger market. Our cider, like our juices, will be found in natural foods grocery stores, places like Whole Foods, but also in convenience stores like 7-Eleven.

Do you sell mostly in Hawaiʻi or overseas?

About 80% of our sales come from Hawaiʻi. As for exporting our current products or any future products, we'd like to tap into the Asian market, particularly Japan. The only thing holding us back, right now, is packaging. There's something called the Hawaii Seal of Quality that's recognized internationally as a stamp that guarantees high quality, locally-grown products that are authentically made in Hawaiʻi. Right now, we completely qualify for that seal in terms of quality and authenticity, but it requires that we package the products in Hawaiʻi, as well. For the last several years, we've had to rely on large, organically certified, co-packing facilities on the mainland to produce our products—Hawaiʻi just doesn't have the facilities we need to produce on island. Launching this new production facility, gives us a way to meet that final requirement, which will help us boost sales once we launch the cider.

Why are you building an organic packaging facility? ^

Hawaiʻi doesn't have a lot of commercial food infrastructure or means of production, especially for the kinds of production that we've been looking for. So we need our own processing facility. It not only has to be able to process the size and shape of our containers, cans, and bottles, but it also needs to be certified organic. There are no co-packers here that are both organic and/or have the equipment capable of packaging our products.

By building our own organic packaging facility, we'll be able to export internationally and help out other companies in Hawaiʻi that want to produce more certified organic products, as well. We're trying to solve a problem that plagues not only us, but other smaller businesses that don't have enough capital to build their own facilities. We're really excited about being able to help other companies that have a similar vision to us. Sharing facilities is mutually beneficial as the co-packing component will also directly supplement our overall revenue. Some great companies have approached us to talk about co-packing once our doors open.

What will it take to build the facility? ^

The main thing is raising adequate funds to outfit an entirely new facility. We're talking about around $2 million. The upside is that we've already raised $400,000, which we're using to purchase some of the processing facility's key assets. So, in total, we're looking to raise about $1.6 million more. Some of the equipment is already on its way—things like the new brew house and bright tanks. We've also signed a lease on a 10K square foot building in downtown Kailua Kona on Hawaiʻi Island. The blueprints are being submitted to the planning department in June and we've already made our submissions to local and federal governing bodies for the alcohol licenses. What we need now is capital to pay for the build out (floor drains, scaffolding, AC, etc.), some new pieces of equipment (bottling line and industrial freezer), and working capital to fund cash-flow for the first year.

Why haven't other co-packers gone through the process to be certified the organic? ^

These guys don't like to take risks. They think that because they already have a business model that works and makes money that they don't need to consider the emerging market for organic foods. We've presented these businesses with the opportunity for going organic and they look at the costs of setting it up and say "no thank you." We, on the other hand, see the consumer demand for organic products, and we know there's a huge market here. We're willing to invest; and that's an insight that many facility owners don't necessarily have.

What's the difference between certified organic facilities and non-organic facilities? ^

The main difference that separates a certified organic facility from a conventional facility has to do with the compounds found in that facility. A conventional facility is allowed to have trace or even heavy amounts of pesticides and herbicides, synthetic fertilizers, etc., in the food they produce. In an organic environment, that would not be allowed. Facilities that try to cater to both have to undergo really intense cleaning regimens in between productions. There's a procedure set by the FDA that details equipment sterilization, segregation of storage, documentation, etc., and it's a lot of work.

How much will being able to package on the island save you? ^

Based on what we've projected, in alignment with the current products we have at Hawaiian Ola, the packing facility should be profitable within twelve months. Right off the bat, we've projected at least a quarter million dollars saved in tolling and shipping from just what we currently produce, and not yet factoring in any cider production. Our margin would go from 44% to 53%, which is a big jump for us. From just those two elements alone, it's a sound economic investment for us.

Additionally, it saves us from huge peaks and valleys in our cash flow. When we work with these large co-packers on the mainland that also can for companies like Coke, Monster, and Rockstar, which have massive production demands in comparison, we're forced to meet really high minimums. It's been a huge toll for us to generate all that capital to meet those minimums and compete on that level. With our own packaging facility, we can control how much we spend by doing smaller runs more frequently. We won't be pressured to produce and package so much upfront, and will maintain an organic growth of our products in current and new markets.

Has anyone else committed to using your packaging facility once it's open? ^

We have three juice companies that want us to package for them and one of them wants us to help distribute, too. We'll be managing distribution and manufacturing for these smaller startups who are looking to launch new beverages. They're looking to us for help, and it's a trend that we're going to see more of in years to come, as more and more people want to get into the industry.

How many businesses do you think the packaging facility will be able to serve? ^

In addition to serving our own cider brand, we'll scale out by bringing on two to three new brands per year on the co-packing side, our original Hawaiian Ola beverage brand being one of them. They'll, of course, pay a fee to use the facilities. Right now, there are about 10 different brands that could use our facilities.

Do you guys have experience running a packing facility? ^

We've been using the facilities of the largest co-packer in the west coast; one that caters to Monster, Rock Star, and even Coca Cola. However, we actually rent the facilities from them for $3,000 per hour, and do everything ourselves. They don't manage the process for us. We go and manage the processing ourselves, so we definitely know what it's like to operate a packing facility.

Who's on the team and why are you the ones to do this? ^

We're a group of young, independent entrepreneurs who, along with our executives and employees, are driven by a passion to create more opportunities for Hawaiian agriculture. All the executives have been working 5 years on Hawaiian Ola and others have been in the industry for 2-3 years. We do all of our own distribution and marketing because we like to stay in touch with the local Hawaiian community. We believe it's important to create opportunities for the host culture; we're not coming into Hawai'i to capitalize on all of the resources, but rather the opposite—we want to help create a sustainable agricultural industry here. Our hope is that the work we're doing helps forward a much larger agro-social initiative, which is to achieve food sovereignty in Hawai'i and decrease the islands' reliance on imported goods from the mainland.

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO HAWAII CIDER COMPANY

1. The alcoholic beverage sector, in which Hawaii Cider Co operates, is a highly competitive market, where competition risks are significant. To succeed, Hawaii Cider Co. must be able to respond quickly to changes in consumer preferences. For example, Hawaii Cider Company may have to adjust to an increased consumer emphasis on lower sugar content. Hawaii Cider Co. will work to anticipating market shifts and respond accordingly to actions by competitors.

2. Hawaii Cider Co. has made certain assumptions about alcoholic and non-alcoholic markets in order to create financial projections for the business. There is risk associated with the accuracy of these projections being compromised due to sharp changes in key assumptions such as cider market growth, the energy drink market in Hawaii, and other related variables. In order to mitigate this risk, Hawaii Cider Co. has taken great care to ensure the reliability and source quality of key assumptions used in the business plan.

3. The primary risks an investor in Hawaii Cider Co. should consider are risks from competition, risks associated with market assumptions, risks associated with financing and interest rates, risks of acquisitions and joint ventures, and risks associated with costs of raw materials, packaging and shipping.

4. Hawaii Cider Co., like many comparable alcoholic beverage companies, may make substantial capital expenditures in such areas as research and development, and production facilities. Therefore, management of working capital, strategic planning of capital expenditures and the company's debt position are all of major importance. Various risks are associated with interest rates and financing—these risks must to be managed well to ensure profitability. Hawaii Cider Co. understands that the company must invest in growth while working to avoid taking on excessive debt levels, especially at high interest rate levels.

5. A source of revenues for Hawaii Cider Co may be found in emerging-market economies. Emerging markets represent substantial opportunities but also have accompanying risks. Penetrating emerging markets is often accomplished through acquisitions or joint venture partnerships. For Hawaii Cider Co. to effectively profit from gaining access to new markets, we must identify the best acquisition or partnership opportunities, be able to obtain adequate funding for market expansion, and negotiate favorable deals. An additional risk arising from doing business in foreign countries is currency exchange-rate risk.

6. Hawaii Cider Co., being based on a remote island, will require a wide range of imported raw materials to produce and package our products. Raw commodities are subject to significant price increases resulting from a number of possible factors. While the common and increasing concern of water risk (fresh water supplies being pinched by increasing demand) is not an issue for our company, certain materials such as bottles, aluminum for cans, and flavor compounds not made on island may, at times, be difficult to source. Related—Oil and gas prices can significantly impact the costs associated with packaging and shipping, especially being an island-based company.

7. An additional risk associated with product packaging is Hawaii Cider Co.'s reliance on the Hawaii division of Ball's can manufacturing location to produce many of its cans for lower priced products in the pipeline. This plant represents the only on-island location capable of producing cans locally. There is risk for the company in the plant closing because it would require the use of an alternative source, likely from the mainland, which will come with additional costs associated with logistics.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Hawaii Cider Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?

888-546-0325

SF / Boston



Brett Jacobson

Founder, Hawaiian OLA

Captain Cook, Hawaii | Food & Beverages

Current Hawaiian Ola, Hawaiian Ola Farm

Previous Envy Construction

Education Sonoma State University

Send Brett InMail

427 connections

https://www.linkedin.com/in/brett-jacobson-50114043

Contact Info

Background

Experience

CEO/Founder

Hawaiian Ola

September 2010 – Present (5 years 10 months) | Hawaii

Hawaiian Ola is a brand that was created to make healthy products with mass market appeal out of sustainably grown, organic Hawaiian agricultural goods. The ola idea is to expand the amount of organic farmland in Hawaii and provide healthy alternatives for consumers while maintaining a balance between stakeholders and shareholders. The long term objective is to lower the amount of chemical fertilizers and pesticides being used in Hawaii.

www.hawaiianola.com

1 project

3 recommendations, including:



Alex Petrou
Regional Communications Manager S.E....

Brett is an exceptional professional with a deep understanding of the Organic market and what comes with it. I worked for... View↓



Michael Harvey
Owner at Healing Noni Co., LLC.

Bret has been working with us for many years creating amazing products with our 100% Pure Hawaiian Noni Juice. A very... View↓

1 more recommendation↓


Hawaiian
OLA

Hawaiian OLA

Co-Founder

Hawaiian Ola Farm

March 2009 – Present (7 years 4 months) | Hawaii

100% sustainable farm growing all organic crops, running off solar and rain collection systems. Crops include Dragon Fruit, White Pineapple and Lilokoi. Food also comes from the 2,000 square foot, off-grid Aquaponics system which produces lettuce, spinach, carrots, ginger, turmeric, bell peppers, heirloom tomatoes and tilapia.

1 recommendation



Debbie- Rocky Mtn Spring Water -seeking buyer or investors
Water available in any quantity or will sell source.

I love the energy efficient, sustainable, organic aquaponic agriculture which Bret is involved in. Very much looking forward to see where he goes with it. View↓

Owner

Envy Construction

January 2006 – October 2011 (5 years 10 months) | San Francisco Bay Area

General contractor specializing in design build, custom remodels, renovations, utility and mechanical rooms and consulting.

Volunteer Experience & Causes

Construction

Pisco Sin Fronteras

Disaster and Humanitarian Relief

Causes Brett cares about:

- Economic Empowerment
- Education
- Health
- Social Services

Organizations Brett supports:

- Kamehameha Schools
- Pisco Sin Fronteras

Projects

Noni Energy and Noni Immunity

Starting January 2012

Noni Energy is an Organic super fruit supplement that is combined with Yerba Mate and Green tea. The number one ingredient is Hawaiian Noni which allows us to capture a slice of the energy shot market and direct it towards sustainable Hawaiian farming.

9 team members, including:

- **Brett Jacobson** — Founder, Hawaiian OLA
- **Chris Whidden** — Brand Manager at Hawaii Cider Company
- **Kris Jacobson** — COO at DragoNoni Inc
- **- Will Mentesh** — Director, Business Development at Whit...

Skills

Top Skills

- 48 Entrepreneurship
- 31 Marketing Strategy
- 30 Organic Farming
- 30 Start-ups
- 24 New Business Development
- 13 Product Development
- 12 Business Planning
- 12 Food
- 11 Management
- 10 Marketing

Brett also knows about...

- 9 Agriculture
- 9 Business Strategy
- 9 Brand Development
- 8 Social Media Marketing
- 5 Team Leadership
- 5 Sales
- 4 Team Building
- 3 Project Management
- 3 Market Research
- 2 Sales Management
- 2 Marketing Management
- 1 Strategic Leadership
- 1 Farms
- 1 Creative Problem Solving
- 1 Product Marketing

See 1+ ›

Education

Sonoma State University

Green Building

2007 – 2008

Santa Rosa Junior College

Architecture

2003 – 2006

Additional Info

Interests

Social Investing, Organics, Agriculture, Non-gmo's, organizational development, international traveling, professional networking, surfing

Personal Details

Birthday October 2

Advice for Contacting Brett

Please contact me via email with opportunities related to organic agricultural development in Hawaii.

Recommendations

Received (4) Given (2)

CEO/Founder
Hawaiian Ola



Alex Petrou
Regional Communications Manager S.E.E at Monster Energy

Brett is an exceptional professional with a deep understanding of the Organic market and what comes with it.
I worked for him to help put Hawaiian Ola out on the market and I was surprised by his passion for organic products and the social mission behind them.
He has a special talent to motivate people and inspire them to achieve something greater than objectives.
I... **more**

April 17, 2014, Alex reported to Brett at Hawaiian Ola



Michael Harvey
Owner at Healing Noni Co., LLC.

Bret has been working with us for many years creating amazing products with our 100% Pure Hawaiian Noni Juice. A very honest business man with integrity and vision. We are very happy to be working with Bret. To many more years of growing together! Aloha!

April 15, 2014, Michael was a consultant or contractor to Brett at Hawaiian Ola

Joel White
Fire Captain at Marinwood Fire Department

Outstanding innovator with great foresight.

February 9, 2014, Joel worked directly with Brett at Hawaiian Ola

Co-Founder
Hawaiian Ola Farm



Debbie- Rocky Mtn Spring Water -seeking buyer or investors
Water available in any quantity or will sell source.

I love the energy efficient, sustainable, organic aquaponic agriculture which Bret is involved in. Very much looking forward to see where he goes with it.

April 17, 2014, Debbie- Rocky Mtn was with another company when working with Brett at Hawaiian Ola Farm

Groups

Blue Startups
779 members
+ Join

LOHAS ∞ Lifestyles ...
13,644 members
+ Join

Organic Network
21,037 members
+ Join

Organic Consumers ...
5,517 members
+ Join

Marketing Leaders of...
8,919 members
+ Join

Permaculture
4,934 members
+ Join

SMART FARMER
2,903 members
+ Join

dried fruit and nuts
3,197 members
+ Join



Chris Whidden

Brand Manager at Hawaii Cider Company

Honolulu, Hawaii | Food & Beverages

Current: Hawaii Cider Company, La'au Pono, Hawaiian Ola
Previous: Hawaiian Ethos LLC., Sustaining Technologies LLC, IMS
Education: Kapiolani Community College

Send Chris InMail

500+ connections

https://www.linkedin.com/in/christopherwhidden

Contact Info

Background

Summary

I help grow businesses and ideas using technology, community, and creative thinking. My clients have included small to enterprise sized companies in various industries including: bio technology, emergency services, banking, art, sustainable business, and the food and beverage industry.

I have a passion for using business and technology to solve problems holistically, in ways that consider people, the planet, and the success of the project. My work in communications emphasizes authentic relationships, community, and accountability.

When I'm not working, I'm in the garden, writing, reading, making, running, and learning about nature.

Experience

VP / Brand Manager

Hawaii Cider Company

May 2016 – Present (2 months) | Captain Cook, Hawaii

Hawaii Cider Company is Hawaii's first locally sourced and locally produced cider Business.

Business Development Responsibilities
• Providing support and development related to Hawaii Cider Co. fundraising and venture capital acquisition
• Technology management related to necessary tools and support systems employed by Hawaii Cider Co.
• Assist and collaborate in general Hawaii Cider Co. organizational development including strategic business planning.

Brand Management Responsibilities
• Creative management and development related to Hawaii Cider Co. PR, identity, and Marketing Materials
• Social media presence MGMT, including overall strategy design, implementation, and reporting.
• Establishing of goals, strategies, and tactics, which define the Brand Manager position for future employees.

Board Of Directors

La'au Pono

April 2016 – Present (3 months) | Hawaii County, HI

La'au Pono is the exclusive cultivation partner for Hawaiian Ethos LLC. The company is made up of a dynamic array of talented and experienced professionals in the fields of agronomy, indoor floriculture, and the production of consumer grade cannabinoid-based products.

President / Brand Manager

Hawaiian Ola

November 2011 – Present (4 years 8 months) | Kona, Hawaii

At DragoNoni (DBA Hawaiian Ola), Chris manages the company's brand and social community. Brand management involves creating and controlling the company's voice, target audience, visual identity, keywords, written content, message delivery strategy, and marketing platforms.

Online Management
• Managing Production And Development Of Company Website
• Managing Internet Sales And Shopping Cart
• Managing Relationships With Internet Community
• Editorial Collaboration With Guest Blog Authors
• Search Engine Optimization
• Managed Social platforms: Facebook, Twitter, G+, Pinterest, Tumblr, Instagram

Principal Author For PR & Marketing Materials
• Press Releases And Campaign Letters
• Video Production: Shooting, Scripting, Editing
• Brochures And Flyers
• Product Spec-Sheets
• Sales And Distribution Decks And Presentations

Responsible For Original Acquisition Of The Following Certifications:
• USDA Organic certification by Quality Assurance International
• Awarded status as a Certified B Corporation
• Products certifications by the Verified GMO-Free Project
• Vegan Certification from the Vegan Action Network

Principal Author For Investment & Fund Raising Materials
• For Online Platforms: Gust, Indie-Gogo, & Fundable
• Business Plan
• Executive Summary
• Investment Presentations (Keynote & Prezi)

Samples of authored content for the Hawaiian Ola blog:
http://www.hawaiianola.com/have-sport-drinks-changed/
http://www.hawaiianola.com/natural-synthetic-caffeine/

▸ 1 project


David Matsuura

Hawaiian Ola Mission



Press Release Announcing Hawaiian Ola's S…

Strategic Advisor
Hawaiian Ethos LLC.
December 2015 – April 2016 (5 months) | Hawaii County, HI

On April 29th, Hawaiian Ethos LLC. was awarded a license in Hawaii County to provide Medical Marijuana to qualifying local patients. Hawaiian Ethos' Mission: Is to ensure qualifying Hawaii Island residents access to evidence-based treatment choices for medical-grade cannabinoids.

My Contributions
• Lead author preparing the application for highly competitive MMJ license in Hawaii County.
• Managed relationships with a variety of contractors and consultants for the business plan
• Hawaiian Ethos was awarded 1 of 8 licenses out of 65 applicants
• The 3000+ page application was completed in less than 90 days
• Application received 2nd best score in the state among 65 applicants

Organization Development Consultant
Sustaining Technologies LLC
2010 – 2010 (less than a year) | Sonoma County, California

Consulted with Sustaining Technologies for:
• Business planning and organizational development
• Marketing, including web design and development
• Fund development for startup seed capital
• Presentation design and content authoring


Community Economic Development Solutions.
Share.
Sustaining Technologies

Sustaining Technologies Website

CTO & Director
IMS
2007 – 2009 (2 years) | Ft. Lauderdale FL.

Worked at IMS (Infrared Medical Solutions) managing the development and marketing of a biomedical device (Eclipse Imaging System©) and companion web-based remote analysis software (ImageLink©) for the detection of early stage breast cancer.

As CTO at Infrared Medical Solutions:
• Oversaw the technical development of Eclipse© and ImageLink© products
• Authored written copy for company website, marketing materials, and presentations
• Controlled the voice and messaging of company documents and marketing
• Guided the creation of the IMS brand and identity
• Oversaw development of the IMS website
• Created sales processes for new client acquisition and deal-flow
• Oversaw the creation of online and offline client training systems for IMS products


ims
Our Vision: Save Women's Lives Through The Early Detection Of Breast Cancer Using Infrared Mammography.
ims

The IMS Website



Press Release - Infrared Medical Solutions

Co-Founder & President
Volltron LLC
2005 – 2007 (2 years) | Santa Rosa, California

Volltron LLC was created in 2005 by four partners with backgrounds in design, organizational development, and software engineering. Volltron provided custom hardware and software products to companies throughout the United States and primarily worked with clients in the Biotechnology industry.

Key clients include: MIR Medical Imaging, Redwood Empire Life Support, AngioscanBiotech, the Your Breast Health Foundation, and the American Academy of Thermology.

As President of Volltron LLC
• Managed relationships and development agreements with clients
• Guided the brand, identity, and integration of products created by Volltron
• Created and presented proposals and presentations for the company
• Facilitated the sale of Volltron LLC to Thermography LLC in 2007


VOLLTRON

Volltron LLC Limited Client Portfolio

Co-Founder, Principal
3dot Technologies
2002 – 2005 (3 years) | San Francisco Bay Area

3dot Technologies was a small computer hardware and web development company that provided local business to business services to California's Northern Bay Area.

Projects

Noni Energy and Noni Immunity

Starting January 2012

Noni Energy is an Organic super fruit supplement that is combined with Yerba Mate and Green tea. The number one ingredient is Hawaiian Noni which allows us to capture a slice of the energy shot market and direct it towards sustainable Hawaiian farming.

9 team members, including:

- **Chris Whidden** — Brand Manager at Hawaii Cider Company
- **Jeffrey dela Cruz** — Graphic Designer at DragoNoni Inc.
- **Brett Jacobson** — Founder, Hawaiian OLA
- **Kris Jacobson** — COO at DragoNoni Inc

Skills

Top Skills

- 28 Start-ups
- 26 Social Media
- 19 Strategic Planning
- 19 Management
- 16 Marketing
- 15 Marketing Strategy
- 13 Project Management
- 12 Business Strategy
- 11 Entrepreneurship
- 9 Customer Service

Chris also knows about...

- 9 Team Building
- 7 Analysis
- 7 New Business Development
- 6 Team Leadership
- 5 Account Management
- 4 Program Management
- 4 Process Improvement
- 4 Organizational...
- 3 Sales Management
- 2 Budgets

Education

Kapiolani Community College

Bachelor's Degree, Molecular Biology

2015 – 2016

Can't imagine a more beautiful place to grind out these units.

Santa Rosa Junior College

Bachelor of Applied Science (BASc), Molecular Biology

2012 – 2016

Shifted field of study to Biology in 2012. Prior: Studied CIS (Computer Information Science) and Business Administration.

Additional Info

Interests

Sustainable Development, Green Living, Writing, Social Media, Trail Running, Science Fiction, Biology, Bio-Informed Design, Marketing, Technology, Farming, Environmentalism, Internet Cats, Traveling, Cycling, Healthy Food

Personal Details

Birthday March 10

Volunteer Experience & Causes

Causes Chris cares about:

- Civil Rights and Social Action
- Economic Empowerment
- Environment
- Health
- Human Rights
- Science and Technology

Groups

- Synthetic Biology + Join
- BioCurious + Join
- Transparency in Busi... + Join
- iGEM + Join
- Social Media News &... + Join
- Resilient Communiti... + Join
- Permaculture + Join



Naeha Breeland

Director of Marketing

Honolulu, Hawaii | Food & Beverages

Current: Hawaiian Ola
Previous: Miles 2 Give, Lillie's Victorian Establishment, The New School
Education: The New School

Send Naeha InMail

318 connections

https://www.linkedin.com/in/naeha-breeland-202b7890 | Contact Info

Background

Experience

Marketing Director
Hawaiian Ola
October 2014 – Present (1 year 9 months) | honolulu, hi

Fundraising and Events
Miles 2 Give
January 2014 – July 2014 (7 months)



2014 M2G RUNNING TEAM

Miles 2 Give

Bartender
Lillie's Victorian Establishment
2010 – 2013 (3 years)

Health Educator
The New School
2006 – 2008 (2 years)

Certifications

Birth Doula
DONA International
Starting January 2013

Languages

English
Native or bilingual proficiency

Portuguese

Spanish

Skills

Top Skills

- 15 Fundraising
- 14 Public Speaking
- 13 Community Outreach
- 12 Nonprofits
- 9 Program Development
- 8 Event Planning
- 6 Volunteer Management
- 6 Research
- 5 Program Evaluation
- 5 Social Networking

Naeha also knows about...

- 2 Social Services
- 2 Grant Writing
- 2 Community Development
- 2 Editing

Education

The New School
Bachelor's Degree, Cross-Cultural Psychology
2006 – 2010

Activities and Societies: New School's Assistant Health Director Co-creator of New School Peer Health Advocates

The New School